UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 11, 2013

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Utilicraft Aerospace Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

Double Eagle Airport
Albuquerque, New Mexico 87121
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (888)897-0771

Not applicable
(Former name or former address, if changed since last report)

Check  the   appropriate  box  below  if  the  Form8-K  filing  is  intended  tosimultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting  material  pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement  communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement  communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 11, 2013, the Company received from each of John J. Dupont, President and Chief Executive Officer and Randy Moseley, Chief Financial Officer and Secretary a letter voluntarily resigning their respective officer positions and director positions with the Company.  The officers did not resign over any disagreements with the Company on any matter relating to the Company’s operations, polices or practices, but as a positive measure to assist certain principals and major shareholders of Freight Feeder Aircraft Corporation, who are also major shareholders of Utilicraft Aerospace Industries, Inc., collectively, who have expressed a desire to assume control and executive management of Utilicraft Aerospace Industries, Inc. (UITA), in order to further the ability of Freight Feeder Aircraft Corporation to enhance its capital raise efforts for the funding of the Freight Feeder Aircraft Development Program that Freight Feeder Aircraft Corporation previously purchased from UITA pursuant to that certain Asset Purchase Agreement between Freight Feeder Aircraft Corporation and UITA, dated December 7, 2007 (the “APA”)  Copies of their resignation letters and the Board Resolution are attached to this Current Report on Form 8-K as exhibits.

Item 9.01	Financial Statements and Exhibits

 (c)  Exhibits

Exhibit No.	Description
10.1	Board Resolution
99.1	Resignation Letter of John J. Dupont
99.2	Resignation Letter of Randy Moseley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTILICRAFT AEROSPACE INDUSTRIES, INC.
Date: February 11, 2013
/s/ John J. Dupont
John J. Dupont
Chief Executive Officer